                                                                    EXHIBIT 20.2


[WFS FINANCIAL INC LOGO]



                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2002
                   for Distribution Date of September 20, 2002


COLLECTIONS

                                                                                                              DOLLARS
Payments received                                                                                         195,726,265.48
                                                                                                          --------------

        Plus:

             Servicer Advances                                                                                275,043.54
        Less:

             Reimbursement Advances                                                                                 0.00
                                                                                                          --------------

Total Funds Available for Distribution                                                                    196,001,309.02
                                                                                                          ==============

DISTRIBUTIONS

        Servicing Fee                                                                    5,096,432.00
        Net Swap Payments                                                                2,435,594.45
        Trustee and Other Fees                                                             629,318.83
        Other Miscellaneous Payments                                                       149,026.26
                                                                                       --------------

Total Fee Distribution                                                                                      8,310,371.54

        Note Interest Distribution Amount - Class A-1                 1,085,330.20
        Note Interest Distribution Amount - Class A-2                 3,344,000.00
        Note Interest Distribution Amount - Class A-3a                3,942,500.00
        Note Interest Distribution Amount - Class A-3b                1,181,433.33
        Note Interest Distribution Amount - Class A-4a                3,165,500.00
        Note Interest Distribution Amount - Class A-4b                  838,222.22
                                                                    --------------

Total Class A Interest Distribution                                                     13,556,985.75

        Note Principal Distribution Amount - Class A-1              150,465,492.71
        Note Principal Distribution Amount - Class A-2                        0.00
        Note Principal Distribution Amount - Class A-3a                       0.00
        Note Principal Distribution Amount - Class A-3b                       0.00
        Note Principal Distribution Amount - Class A-4a                       0.00
        Note Principal Distribution Amount - Class A-4b                       0.00
                                                                    --------------

Total Class A Principal Distribution                                                   150,465,492.71
                                                                                       --------------

Total Class A Principal and Interest Distribution                                                         164,022,478.46

        Spread Account Deposit                                                                             23,668,459.02
                                                                                                          --------------

Total Distributions                                                                                       196,001,309.02
                                                                                                          ==============

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2002
                   for Distribution Date of September 20, 2002


PORTFOLIO DATA:
                                                             # of loans
    Beginning Security Balance                                      115,124                         1,678,183,542.17

        Less:  Principal Balance                                          0     (58,084,919.78)
               Full Prepayments                                      (5,967)    (72,917,789.63)
               Partial Prepayments                                        0               0.00
               Liquidations                                          (1,374)    (19,462,783.30)
                                                                                --------------
                                                                                                     (150,465,492.71)
                                                                                                    ----------------
       Ending Security Balance                                      107,783                         1,527,718,049.46
                                                                                                    ================

OTHER RELATED INFORMATION:

Spread Account:

               Beginning Balance                                                 51,519,503.32
                   Deposits                                                      23,668,459.02
                   Reductions                                                   (14,079,240.36)
                                                                                --------------
               Ending Balance                                                                          61,108,721.98

               Beginning Initial Deposit                                         36,000,000.00
                   Repayments                                                   (14,079,240.36)
                                                                                --------------
               Ending Initial Deposit                                                                  21,920,759.64

Modified Accounts:

               Principal Balance                                                          0.00%                 0.00
               Scheduled Balance                                                          0.00%                 0.00

Servicer Advances:

               Beginning Unreimbursed Advances                                      150,581.84
               New Advances                                                         275,043.54
                                                                                --------------
                                                                                                           425,625.38

Net Charge-Off Data:                                         # of loans

               Charge-Offs                                            1,695       9,275,111.47
               Recoveries                                              (935)     (1,484,533.05)
                                                                                --------------
               Net Charge-Offs                                                                          7,790,578.42

Delinquencies (P&I):                                         # of loans

               30-59 Days                                             2,463      29,277,007.87
               60-89 Days                                               701       7,703,784.15
               90-119 Days                                              255       2,860,019.35
               120 days and over                                         11         166,367.65

Repossessions                                                           141       1,140,153.88

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
    or 9.01 of the Sale and Servicing Agreement)                          0                                     0.00

Cumulative Charge-Off Percentage                                                                                0.43%
Delinquency Percentage                                                                                          0.66%

WAC                                                                                                          13.3702%
WAM                                                                                                           56.261

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2002
                   for Distribution Date of September 20, 2002

=======================================================================================================
                                            Beginning             Note Quarterly
                    Original               Outstanding              Principal                 Prior
                   Principal                Principal             Distributable             Principal
  Classes           Balance                  Balance                  Amount                Carryover
=======================================================================================================
   A-1          330,000,000.00            208,183,542.17          150,465,492.71                   0.00

   A-2          440,000,000.00            440,000,000.00                    0.00                   0.00

   A-3a         380,000,000.00            380,000,000.00                    0.00                   0.00

   A-3b         230,000,000.00            230,000,000.00                    0.00                   0.00

   A-4a         260,000,000.00            260,000,000.00                    0.00                   0.00

   A-4b         160,000,000.00            160,000,000.00                    0.00                   0.00

=======================================================================================================
   TOTAL      1,800,000,000.00          1,678,183,542.17          150,465,492.71                   0.00
=======================================================================================================


=======================================================================================================
                    Total                                              Remaining             Total
                  Principal           Principal      Current          Outstanding          Principal
                Distributable       Distribution     Principal         Principal          and Interest
  Classes           Amount             Amount        Carryover          Balance           Distribution
=======================================================================================================
   A-1          150,465,492.71     150,465,492.71       0.00         57,718,049.46       151,550,822.91

   A-2                    0.00               0.00       0.00        440,000,000.00         3,344,000.00

   A-3a                   0.00               0.00       0.00        380,000,000.00         3,942,500.00

   A-3b                   0.00               0.00       0.00        230,000,000.00         1,181,433.33

   A-4a                   0.00               0.00       0.00        260,000,000.00         3,165,500.00

   A-4b                   0.00               0.00       0.00        160,000,000.00           838,222.22

=======================================================================================================
   TOTAL      1,150,465,492.71     150,465,492.71       0.00      1,527,718,049.46       164,022,478.46
=======================================================================================================


=================================================================================================================================
                     Note Quarterly                  Total
                        Interest        Prior       Interest        Interest      Current                Deficiency        Policy
 Note      Interest   Distributable    Interest   Distributable   Distribution    Interest                  Claim          Claim
Classes      Rate        Amount       Carryover       Amount         Amount      Carryover                  Amount         Amount
=================================================================================================================================
 A-1       2.04000%   1,085,330.20      0.00      1,085,330.20    1,085,330.20      0.00                     0.00           0.00

 A-2       3.04000%   3,344,000.00      0.00      3,344,000.00    3,344,000.00      0.00                     0.00           0.00

 A-3a      4.15000%   3,942,500.00      0.00      3,942,500.00    3,942,500.00      0.00                     0.00           0.00

 A-3b*     2.01000%   1,181,433.33      0.00      1,181,433.33    1,181,433.33      0.00                     0.00           0.00

 A-4a      4.87000%   3,165,500.00      0.00      3,165,500.00    3,165,500.00      0.00

 A-4b*     2.05000%     838,222.22      0.00        838,222.22      838,222.22      0.00

                                                                                         ========================================
                                                                                                             0.00           0.00
                                                                                         ========================================

                                                                                         ========================================

                                                                                                  Note Percentage    100.000000%

=========================================================================================
                                                                                            Certificate Percentage     0.000000%
 TOTAL               13,556,985.75      0.00     13,556,985.75   13,556,985.75      0.00

=================================================================================================================================

* Note: The interest rate for class A-3b is LIBOR + 0.13%. The LIBOR rate for this distribution period is 1.88%.

        The interest rate for class A-4b is LIBOR + 0.17%. The LIBOR rate for this distribution period is 1.88%.

                        WFS FINANCIAL 2002-1 OWNER TRUST
                              Officer's Certificate
                for Master Service Report Date of August 31, 2002
                   for Distribution Date of September 20, 2002


Detailed Reporting

        See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of August 31, 2002 and were performed in conformity with the Sale and Servicing Agreement dated March 1, 2002.


                                        ---------------------------------------
                                        Katie Doan
                                        Assistant Vice President
                                        Chief Accountant


                                        ---------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller